EXHIBIT 10.9.3


            STOCK PURCHASE WARRANT AND REGISTRATION RIGHTS AGREEMENT


         This STOCK PURCHASE WARRANT AND REGISTRATION RIGHTS AGREEMENT ("Warrant Agreement") is issued this 29th day of May, 1998, by IMTEK OFFICE SOLUTIONS, INC., a Delaware corporation (the "Company"), to SIRROM CAPITAL CORPORATION, a Tennessee corporation (SIRROM CAPITAL CORPORATION and any subsequent assignee or transferee hereof are hereinafter referred to collectively as "Holder" or "Holders").


                                   AGREEMENT:

         1.       ISSUANCE OF WARRANT; TERM.

         (a) For and in consideration of SIRROM CAPITAL CORPORATION making a loan to the Company in an amount of Six Million and no/100ths Dollars ($6,000,000) pursuant to the terms of one or more secured promissory notes (collectively the "Note") and related loan agreement of even date herewith (the "Loan Agreement"), and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company hereby grants to Holder the right to purchase 119,891 shares ("Base Amount") of the Company's common stock (the "Common Stock"), which the Company represents to equal 1.5% of the shares of capital stock outstanding on the date hereof, calculated on a fully diluted basis and assuming exercise of this Warrant, provided that in the event that any portion of the indebtedness evidenced by the Note is outstanding on the following dates, the Base Amount shall be increased to the corresponding number set forth below (the "Outstanding Debt Rachets"):

                 DATE                                              BASE AMOUNT
----------------------------------------       ----------------------------------------------------
             May 29, 2001                             160,670 shares, which the Company
                                               represents to equal 2.0% of the shares of the
                                               Company's capital stock outstanding on the date
                                               hereof calculated on a fully diluted basis after
                                               exercise of this Warrant

             May 29, 2002                             201,868 shares, which the Company
                                               represents to equal 2.5% of the shares of the
                                               Company's capital stock outstanding on the date
                                               hereof calculated on a fully diluted basis after
                                               exercise of this Warrant

             May 29, 2003                             243,491 shares, which the

                                               Company represents to equal 3.0% of the shares of
                                               the Company's capital stock outstanding on the date
                                               hereof  calculated  on a fully  diluted basis after
                                               exercise of this Warrant

and further provided that the initial Base Amount shall be increased to 569,885 shares, which the Company represents equals 6.75% of the shares of the Company's capital stock outstanding on the date hereof calculated on a fully diluted basis after exercise in the event the Company does not complete a bona fide underwritten secondary public offering with net proceeds to the Company of at least $15,000,000 by May 29, 1999. If the initial Base Amount is increased as set forth above, the Outstanding Debt Rachets shall be adjusted to increase the adjusted initial Base Amount by .5% for each year the Note remains outstanding beyond May 29, 2001. By way of illustration, if the initial Base Amount adjusted to 6.75% because the Company does not complete a bona fide underwritten secondary public offering with net proceeds to the Company of at least $15,000,000 by May 29, 1999, the Outstanding Debt Rachets for 2001, 2002, and 2003 shall be 7.25%, 7.75%, and 8.25%, respectively.

         (b) The shares of Common Stock issuable upon exercise of this Warrant are hereinafter referred to as the "Shares." This Warrant shall be exercisable at any time and from time to time from the date hereof until July 31, 2003 (the "Expiration Date").

         2. EXERCISE PRICE. The exercise price (the "Exercise Price") per share for which all or any of the Shares may be purchased pursuant to the terms of this Warrant Agreement shall be One Cent ($.01).

         3. EXERCISE. The Warrants granted pursuant to this Warrant Agreement may be exercised by the Holder hereof (but only on the conditions hereinafter set forth) in whole or in part, upon delivery of written notice of intent to exercise (the "Exercise Notice") to the Company in the manner and at the address of the Company set forth in Section 14 hereof, together with this Warrant and payment to the Company of the aggregate Exercise Price of the Shares so purchased. The Exercise Notice shall set forth the number of Warrants to be exercised and will contain a written acknowledgement that the Holder has read and been afforded an opportunity to ask questions of the Company's management regarding all financial and other information provided to Holder regarding the Company. In addition to exercise of the Warrants, Holder shall permit the Company to deliver to Holder all financial and other information regarding the Company it believes necessary to enable Holder to make an informed investment decision, and Holder shall make all customary investment representations (including, without limitation, regarding securities compliance) which the Company shall reasonably require. The Exercise Price shall be payable, at the option of the Holder, (i) by certified or bank check, (ii) by the surrender of the Note or portion thereof having an outstanding principal balance equal to the aggregate Exercise Price or (iii) by the surrender of a portion of the Warrants granted pursuant to this Warrant Agreement where the Shares subject to the portion of the Warrants granted pursuant to this Warrant Agreement that are surrendered have a fair market value equal to the aggregate Exercise Price. In the absence of an established public market for the Common Stock, fair market value shall be established by the Company's board of directors in a commercially reasonable manner. Upon exercise of the Warrants granted pursuant to this Warrant
Agreement as aforesaid, the Company shall as promptly as practicable, and in any event within fifteen (15) days thereafter, execute and deliver to the Holder under this Warrant Agreement a certificate or certificates for the total number of whole Shares for which the Warrants granted pursuant to this Warrant Agreement are being exercised in such names and denominations as are requested by such Holder. If the Warrants granted pursuant to this Warrant Agreement shall be exercised with respect to less than all of the Shares, the Holder shall be entitled to receive a new Warrant Agreement covering the number of Shares in respect of which this Warrant Agreement shall not have been exercised, which new Warrant Agreement shall in all other respects be identical to this Warrant Agreement. The Company covenants and agrees that it will pay when due any and all state and federal issue taxes which may be payable in respect of the issuance of this Warrant Agreement or the issuance of any Shares upon exercise of the Warrants granted pursuant to this Warrant Agreement.

         4. COVENANTS AND CONDITIONS. The above provisions are subject to the following:

                  (a) Neither the Warrants granted pursuant to this Warrant Agreement nor the Shares have been registered under the Securities Act of 1933, as amended ("Securities Act"), or any state securities laws ("Blue Sky Laws"). The Warrants granted pursuant to this Warrant Agreement have been acquired for investment purposes and not with a view to distribution or resale and may not be sold or otherwise transferred without (i) an effective registration statement for such Warrants under the Securities Act and such applicable Blue Sky Laws, or
         (ii) an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Company and its counsel, that registration is not required under the Securities Act or under any applicable Blue Sky Laws (the Company hereby acknowledges that Chambliss, Bahner & Stophel, P.C. is acceptable counsel). Transfer of the Shares shall be restricted in the same manner and to the same extent as the Warrant and the certificates representing such Shares shall bear substantially the following legend:

                  THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE TRANSFERRED UNTIL (I) A REGISTRATION STATEMENT UNDER THE ACT AND SUCH APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR (II) IN THE OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY, REGISTRATION UNDER SUCH SECURITIES ACTS AND SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER.

         The Holder hereof and the Company agree to execute such other documents and instruments as counsel for the Company reasonably deems necessary to effect the compliance of the issuance of the Warrants granted pursuant to this Warrant Agreement and any shares of Common Stock issued upon exercise hereof with applicable federal and state securities laws. Sirrom Capital Corporation hereby represents to the

         Company that it is an "accredited investor" as defined in Regulation D promulgated under the Act.

                  (b) The Company covenants and agrees that all Shares which may be issued upon exercise of the Warrants granted pursuant to this Warrant Agreement will, upon issuance and payment therefor, be legally and validly issued and outstanding, fully paid and nonassessable, free from all taxes, liens, charges and preemptive rights, if any, with respect thereto or to the issuance thereof. The Company shall at all times reserve and keep available for issuance upon the exercise of the Warrants granted pursuant to this Warrant Agreement such number of authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of the Warrants granted pursuant to this Warrant Agreement.

                  (c) The Company covenants and agrees that it shall not sell any shares of the Company's capital stock at a price per share below the fair market value of such shares, without the prior written consent of the Holder hereof (which consent shall not be unreasonably withheld). In the event that the Company sells shares of Common Stock at a price per share below the fair market value of such shares (a "Below Market Transaction"), without the prior written consent of the Holder hereof, the Company covenants and agrees that the number of shares issuable upon exercise of the Warrants granted pursuant to this Warrant Agreement shall be equal to the product obtained by multiplying the number of shares issuable pursuant to this Warrant Agreement prior to the Below Market Transaction by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to consummation of the Below Market Transaction plus the number of shares of Common Stock issued in the Below Market Transaction, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to the Below Market Transaction plus the number of shares of Common Stock that the aggregate consideration received by the Company in the Below Market Transaction would purchase at fair market value. For purposes of this subsection, Common Stock shall be deemed to include that number of shares of Common Stock that would be obtained assuming (i) the conversion of any securities of the Company which, by their terms, are convertible into or exchangeable for Common Stock, and (ii) the exercise of all options to purchase or rights to subscribe for Common Stock or securities which, by their terms, are convertible into or exchangeable for Common Stock. In the absence of an established public market for the securities sold by the Company in a Below Market Transaction, fair market value shall be established by the Company's board of directors in a commercially reasonable manner.

         5. TRANSFER OF WARRANTS. Subject to the provisions of Section 4 hereof, the Warrants granted pursuant to this Warrant Agreement may be transferred, in whole or in part, to any person or business entity, by presentation of this Warrant Agreement to the Company with written instructions for such transfer. Prior to transferring any Warrant to any person, Holder shall cause the prospective transferee to be bound by this Warrant Agreement and to execute and deliver a counterpart of this Warrant Agreement to the Company, pursuant to which such transferee will, with respect to the Warrants acquired by such transferee, be bound by the obligations of the transferor under this Warrant Agreement. Upon such presentation for transfer, the Company shall promptly execute and deliver a new Warrant or Warrants in the form hereof in the name of the assignee or assignees and in the denominations specified in such instructions. The Company shall pay all expenses incurred by it in connection with the preparation, issuance and delivery of Warrants under this Section.

         6. WARRANT HOLDER NOT SHAREHOLDER; RIGHTS OFFERING; PREEMPTIVE RIGHTS. Except as otherwise provided herein, this Warrant Agreement does not confer upon the Holder, as such, any right whatsoever as a shareholder of the Company. Notwithstanding the foregoing, if the Company should offer to all of the Company's shareholders the right to purchase any securities of the Company, then all shares of Common Stock that are subject to this Warrant Agreement shall be deemed to be outstanding and owned by the Holder and the Holder shall be entitled to participate in such rights offering. The Company shall not grant any preemptive rights with respect to any of its capital stock without the prior written consent of the Holder.

         7. OBSERVATION RIGHTS. The Holder of this Warrant Agreement shall receive prior written notice of and be entitled to attend or may send a representative to attend in person (or in the case of a telephonic meeting, join in the conference call) all meetings of the Company's Board of Directors in a non-voting observation capacity and shall receive a copy of all correspondence and information delivered to the Company's Board of Directors, from the date hereof until such time as the indebtedness evidenced by the Note has been paid in full.

         8.       ADJUSTMENT UPON CHANGES IN STOCK.

                  (a) If all or any portion of the Warrants granted pursuant to this Warrant Agreement shall be exercised subsequent to any stock split, stock dividend, recapitalization, combination of shares of the Company, or other similar event, occurring after the date hereof, then the Holder exercising any such Warrants shall receive, for the aggregate Exercise Price, the aggregate number and class of shares which such Holder would have received if the Warrants granted pursuant to this Warrant Agreement had been exercised immediately prior to such stock split, stock dividend, recapitalization, combination of shares, or other similar event. If any adjustment under this Section 8(a), would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares subject to this Warrant Agreement shall be the next higher number of shares, rounding all fractions upward. Whenever there shall be an adjustment pursuant to this Section 8(a), the Company shall forthwith notify the Holder or Holders of this Warrant Agreement of such adjustment, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated.

                  (b) If all or any portion of the Warrants granted pursuant to this Warrant Agreement shall be exercised subsequent to any merger, consolidation, exchange of shares, separation, reorganization or liquidation of the Company, or other similar event, occurring after the date hereof, as a result of which shares of Common Stock shall be changed into the same or a different number of shares of the same or another class or classes of securities of the Company or another entity, or the holders of Common Stock are entitled to receive cash or other property, then the Holder exercising such Warrants shall receive, for the aggregate Exercise Price, the aggregate number and class of shares, cash or other property which such Holder would have received if such Warrants had been exercised immediately prior to such merger, consolidation, exchange of shares, separation, reorganization or liquidation, or other similar event. If any adjustment under this
         Section 8(b) would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares subject to this Warrant Agreement shall be the next higher number of shares, rounding all fractions upward. Whenever there shall be an adjustment pursuant to this Section 8(b), the Company shall forthwith notify the Holder or Holders of this Warrant Agreement of such adjustment, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated.

         9.       PUT AGREEMENT.

                  (a) The Company hereby irrevocably grants and issues to Holder the right and option to sell to the Company (the "Put") the Warrants granted pursuant to this Warrant Agreement for a period of sixty (60) days immediately prior to the Expiration Date, at a purchase price (the "Put Price") equal to the Fair Market Value (as hereinafter defined) of the shares of Common Stock issuable to Holder upon exercise of such Warrants.

                  (b) Holder may exercise the Put by delivery of written notice (the "Put Notice") of such exercise to the Company in the manner and at the address of the Company set forth in Section 14 hereof. The Company shall pay to Holder, in cash or by wire transfer of immediately available funds, the Put Price within thirty (30) days of the receipt of the Put Notice.

                  (c) For purposes of this Section 9, the Fair Market Value of the shares of Common Stock of the Company issuable pursuant to this Warrant Agreement shall be determined as follows:

                               (i) The Company and the Holder shall each appoint
                  an independent, experienced appraiser who is a member of a recognized professional association of business appraisers. The two appraisers shall determine the value of the shares of Common Stock which would be issued upon the exercise of the Warrants granted pursuant to this Warrant Agreement, assuming that the sale would be between a willing buyer and a willing seller, both of whom have full knowledge of the financial and other affairs of the Company, and neither of whom is under any compulsion to sell or to buy.

                              (ii) If the higher of the two appraisals is not
                  ten percent (10%) greater than the lower of the appraisals, the Fair Market Value shall be the average of the two appraisals. If the higher of the two appraisals is equal to or greater than ten percent (10%) more than the lower of the two appraisals, then a third appraiser shall be appointed by the two appraisers, and if they cannot agree on a third appraiser, the American Arbitration Association shall appoint the third appraiser. The third appraiser, regardless of who appoints him or her, shall have the same qualifications as the first two appraisers.

                             (iii) The Fair Market Value after the appointment
                  of the third appraiser shall be the mean of the three appraisals.

                              (iv) The fees and expenses of the appraisers shall
                  be paid one-half by the Company and one-half by the Holder.

         10.      REGISTRATION.

                  (a) The Company and the Holders of the Shares agree that if at any time after the date hereof the Company shall propose to file a registration statement with respect to any of its Common Stock on a form suitable for a secondary offering (including its initial public offering), it will give notice in writing to such effect to the registered holder(s) of the Shares at least fifteen (15) days prior to such filing, and, at the written request of any such registered holder, made within ten (10) days after the receipt of such notice, will include therein at the Company's cost and expense (including the fees and expenses of counsel to such holder(s), but excluding underwriting discounts, commissions and filing fees attributable to the Shares included therein) such of the Shares as such holder(s) shall request; provided, however, that if the offering being registered by the Company is underwritten and if the representative of the underwriters advises the Company in writing (a copy of which is provided to the Holder requesting inclusion of the Shares therein) that, in its opinion, the inclusion therein of the Shares would materially and adversely affect the sale of the securities to be sold by the Company thereunder, then the Company shall be required to include in such registration only that number of securities which the underwriters determine in their sole discretion will not jeopardize the success of the offering selected in the following order of priority: (i) in the case of a primary registration on behalf of the Company (A) first, the securities that the Company intends to be including in such registration, and (B) second, Shares that Holder and all other parties requested to be included in such registration (pro rata according to the securities proposed to be included in the registration by such other parties or Holder); or (ii) in the case of a secondary registration for the account of any holders (including Holder) of the Company's security's,
         (A), first, the securities requested to be included therein by the holders initially requesting such registration and the Shares requested to be included in such registration by Holder (pro rata according to the securities proposed to be included in the registration by such other parties or Holder), and (B) second, securities hold by all other parties requested to be included in such registration (pro rata according to the securities proposed to be included in the registration by such other parties).

                  (b) Whenever the Company undertakes to effect the registration of any of the Shares, the Company shall, as expeditiously as reasonably possible:

                               (i) Prepare and file with the Securities and
                  Exchange Commission (the "Commission") a registration statement covering such Shares and use its best efforts to cause such registration statement to be declared effective by the Commission as expeditiously as possible and to keep such registration effective until the earlier of (A) the date when all Shares covered by the registration statement have been sold or (B) one hundred eighty (180) days from the effective date of the registration statement; provided, that before filing a registration statement or prospectus or any amendment or supplements thereto, the Company will furnish to each Holder of Shares covered by such registration statement and the underwriters, if any, copies of all such documents proposed to be filed (excluding exhibits, unless any such person shall specifically request exhibits), which documents will be subject to the review of such Holders and underwriters, and the Company will not file such registration statement or any amendment thereto or any prospectus or any supplement thereto (including any documents incorporated by reference therein) with the Commission if (A) the underwriters, if any, shall reasonably object to such filing or (B) if information in such registration statement or prospectus concerning a particular selling Holder has changed and such Holder or the underwriters, if any, shall reasonably object.

                              (ii) Prepare and file with the Commission such
                  amendments and post-effective amendments to such registration statement as may be necessary to keep such registration statement effective during the period referred to in Section 10(b)(i) and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement, and cause the prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed with the Commission pursuant to Rule 424 under the Securities Act.

                             (iii) Furnish to the selling Holder(s) such numbers
                  of copies of such registration statement, each amendment thereto, the prospectus included in such registration statement (including each preliminary prospectus), each supplement thereto and such other documents as they may reasonably request in order to facilitate the disposition of the Shares owned by them.

                              (iv) Use its reasonable efforts to register and
                  qualify under such other securities laws of such jurisdictions as shall be reasonably requested by any selling Holder and do any and all other acts and things which may be reasonably necessary or advisable to enable such selling Holder to consummate the disposition of the Shares owned by such Holder, in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to transact business, to subject itself to taxation, or to file a general consent to service of process in any such states or jurisdictions.

                               (v) Promptly notify each selling Holder of the
                  happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading and, at the request of any such Holder, the Company will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Shares, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading.

                              (vi) Provide a transfer agent and registrar for
                  all such Shares not later than the effective date of such registration statement.

                             (vii) Enter into such customary agreements
                  (including underwriting agreements in customary form for a primary offering) and take all such other actions as the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Shares (including, without limitation, effecting a stock split or a combination of shares).

                            (viii) Make available for inspection by any selling
                  Holder or any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such selling Holder or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the officers, directors, employees and independent accountants of the Company to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement.

                              (ix) Promptly notify the selling Holder(s) and the
                  underwriters, if any, of the following events and (if requested by any such person) confirm such notification in writing: (A) the filing of the prospectus or any prospectus supplement and the registration statement and any amendment or post-effective amendment thereto and, with respect to the registration statement or any post-effective amendment thereto, the declaration of the effectiveness of such documents, (B) any requests by the Commission for amendments or supplements to the registration statement or the prospectus or for additional information, (C) the issuance or threat of issuance by the Commission of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose and (D) the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threat of initiation of any proceeding for such purposes.

                               (x) Use its reasonable efforts to prevent the
                  entry of any order suspending the effectiveness of the registration statement and obtain at the earliest possible moment the withdrawal of any such order, if entered.

                              (xi) Cooperate with the selling Holder(s) and the
                  underwriters, if any, to facilitate the timely preparation and delivery of certificates representing the Shares to be sold and not bearing any restrictive legends, and enable such Shares to be in such lots and registered in such names as the underwriters may request at least two (2) business days prior to any delivery of the Shares to the underwriters.

                             (xii) Provide a CUSIP number for all the Shares not
                  later than the effective date of the registration statement.

                            (xiii) Prior to the effectiveness of the
                  registration statement and any post-effective amendment thereto and at each closing of an underwritten offering, (A) make such representations and warranties to the selling Holder(s) and the underwriters, if any, with respect to the Shares and the registration statement as are customarily made by issuers in primary underwritten offerings; (B) use its reasonable efforts to obtain "cold comfort" letters and updates thereof from the Company's independent certified public accountants addressed to the selling Holders and the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters by underwriters in connection with primary underwritten offerings; (C) deliver such documents and certificates as may be reasonably requested (1) by the holders of a majority of the Shares being sold, and (2) by the underwriters, if any, to evidence compliance with clause (A) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company; and (D) obtain opinions of counsel to the Company and updates thereof (which counsel and which opinions shall be reasonably satisfactory to the underwriters, if any), covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by the selling Holders and underwriters or their counsel. Such counsel shall also state that no facts have come to the attention of such counsel which cause them to believe that such registration statement, the prospectus contained therein, or any amendment or supplement thereto, as of their respective effective or issue dates, contains any untrue statement of any material fact or omits to state any material fact necessary to make the statements therein not misleading (except that no statement need be made with respect to any financial statements, notes thereto or other financial data or other expertized material contained therein). If for any reason the Company's counsel is unable to give such opinion, the Company shall so notify the Holders of the Shares and shall use its best efforts to remove expeditiously all impediments to the rendering of such opinion.

                             (xiv) Otherwise use its reasonable efforts to
                  comply with all applicable rules and regulations of the Commission, and make generally available to its security holders earnings statements satisfying the provisions of
                  Section 11(a) of the Securities Act,
                  no later than forty-five (45) days after the end of any twelve-month period (or ninety (90) days, if such period is a fiscal year) (A) commencing at the end of any fiscal quarter in which the Shares are sold to underwriters in a firm or best efforts underwritten offering, or (B) if not sold to underwriters in such an offering, beginning with the first month of the first fiscal quarter of the Company commencing after the effective date of the registration statement, which statements shall cover such twelve-month periods.

                  (c) After the date hereof, the Company shall not grant to any holder of securities of the Company any registration rights which have a priority greater than or equal to those granted to Holders pursuant to this Warrant without the prior written consent of the Holder(s).

                  (d) The Company's obligations under Section 10(a) above with respect to each Holder of Shares are expressly conditioned upon such Holder's (i) agreeing to sell its securities on the basis provided in any underwriting arrangements approved by the persons entitled to approve such arrangements; (ii) furnishing to the Company in writing such information concerning such Holder and the terms of such Holder's proposed offering as the Company shall reasonably request for inclusion in the registration statement and (iii) completing and executing all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and this Warrant Agreement. If any registration statement including any of the Shares is filed, then the Company shall indemnify each Holder thereof (and each underwriter for such holder and each person, if any, who controls such underwriter within the meaning of the Securities Act) from any loss, claim, damage or liability arising out of, based upon or in any way relating to any untrue statement of a material fact contained in such registration statement or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except for any such statement or omission based on information furnished in writing by such holder of the Shares expressly for use in connection with such registration statement; and such Holder shall indemnify the Company (and each of its officers and directors who has signed such registration statement, each director, each person, if any, who controls the Company within the meaning of the Securities Act, each underwriter for the Company and each person, if any, who controls such underwriter within the meaning of the Securities Act) and each other such holder against any loss, claim, damage or liability arising from any such statement or omission which was made in reliance upon information furnished in writing to the Company by such holder of the Shares expressly for use in connection with such registration statement.

                  (e) For purposes of this Section 10, all of the Shares shall be deemed to be issued and outstanding.

         11. CERTAIN NOTICES. In case at any time the Company shall propose to:

                  (a) declare any cash dividend upon its Common Stock;

                  (b) declare any dividend upon its Common Stock payable in stock or make any special dividend or other distribution to the holders of its Common Stock;

                  (c) offer for subscription to the holders of any of its Common Stock any additional shares of stock in any class or other rights;

                  (d) reorganize, or reclassify the capital stock of the Company, or consolidate, merge or otherwise combine with, or sell of all or substantially all of its assets to, another corporation;

                  (e) voluntarily or involuntarily dissolve, liquidate or wind up of the affairs of the Company; or

                  (f) redeem or purchase any shares of its capital stock or securities convertible into its capital stock;

         then, in any one or more of said cases, the Company shall give to the Holder of the Warrant Agreement, by certified or registered mail, (i) at least twenty (20) days' prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, and (ii) in the case of such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least twenty (20) days' prior written notice of the date when the same shall take place. Any notice required by clause (i) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and any notice required by clause (ii) shall specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.

         12.      RIGHTS OF CO-SALE.

                  (a) None of Edwin C. Hirsch, Michael L. Lowe, Robert J. Brown, Brad C. Thompson, Andrew J. Walter or Robert W. Hoover (the "Management Shareholders") shall enter into any transaction that would result in the sale by it of any Common Stock now or hereafter owned by him, unless prior to such sale such Management Shareholder shall give written notice (the "Co-Sale Notice") to Holder addressed and delivered as set forth in Section 14 hereof, of its intention to effect such sale in order that Holder may exercise its rights under this Section 12 as hereinafter described. Such notice shall set forth (i) the number of shares to be sold by such Management Shareholder, (ii) the principal terms of the sale, including the price at which the shares are intended to be sold, and (iii) an offer by such Management Shareholder to use his best efforts to cause to be included with the shares to be sold by it in the sale, on a share-by-share basis and on the same terms and conditions, the Shares issuable or issued to Holder pursuant this Warrant Agreement.

                  (b) If Holder has not accepted such offer in writing within a period of ten (10) days from the date of receipt of the Co-Sale Notice, then such Management Shareholder shall thereafter be free for a period of ninety (90) days to sell the number of shares specified in the Co-Sale Notice, at a price no greater than the price set forth in the Co-Sale Notice and on otherwise no more favorable terms to such Management Shareholder than as set forth in the Co-Sale Notice, without any further obligation to Holder in connection with such sale. In the event that such Management Shareholder fails to consummate such sale within such ninety-day period, the shares specified in Co-Sale Notice shall continue to be subject to this Section 12.

                  (c) If Holder accepts such offer in writing within ten-day period, then such acceptance shall be irrevocable unless such Management Shareholder shall be unable to cause to be included in his sale the number of Shares of stock held by Holder and set forth in the written acceptance. In that event, such Management Shareholder and Holder shall participate in the sale equally, with such Management Shareholder and Holder each selling half the total number of such shares to be sold in the sale.

         13. ARTICLE AND SECTION HEADINGS. Numbered and titled article and section headings are for convenience only and shall not be construed as amplifying or limiting any of the provisions of this Warrant Agreement.

         14. NOTICE. Any and all notices, elections or demands permitted or required to be made under this Warrant Agreement shall be in writing, signed by the party giving such notice, election or demand and shall be delivered personally, telecopied, or sent by certified mail or overnight via nationally recognized courier service (such as Federal Express), to the other party at the address set forth below, or at such other address as may be supplied in writing and of which receipt has been acknowledged in writing. The date of personal delivery or telecopy or two (2) business days after the date of mailing (or the next business day after delivery to such courier service), as the case may be, shall be the date of such notice, election or demand. For the purposes of this Warrant Agreement:

The Address of Lender is:                  Sirrom Capital Corporation
                                           Suite 200
                                           500 Church Street
                                           Nashville, TN 37219
                                           Attention: John Harrison
                                           Telecopy No.: 615/726-1208

with a copy (which shall                   Chambliss, Bahner & Stophel, P.C.
not constitute notice) to:                 1000 Tallan Building
                                           Two Union Square
                                           Chattanooga, TN 37402
                                           Attention: J. Patrick Murphy, Esq.
                                           Telecopy No.: 423/265-9574

The Address of Borrower is:                Imtek Office Solutions, Inc.
                                           2111 Van Deman Street
                                           Suite 100
                                           Baltimore, MD  21224
                                           Attention: Brad Thompson
                                           Telecopy No.: 410/633-5215

with a copy (which shall                   McGuire, Woods, Battle
not constitute notice) to:                   & Boothe, LLP
                                           The Blaustein Building
                                           1 North Charles Street
                                           Baltimore, MD  21201
                                           Attention: Patrick M. Shelley, Esq.
                                           Telecopy No.: 410/659-4599

         15. SEVERABILITY. If any provisions(s) of this Warrant Agreement or the application thereof to any person or circumstances shall be invalid or unenforceable to any extent, the remainder of this Warrant Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

         16. ENTIRE AGREEMENT. This Warrant Agreement between the Company and Holder represents the entire agreement between the parties concerning the subject matter hereof, and all oral discussions and prior agreement are merged herein.

         17. GOVERNING LAW AND AMENDMENTS. This Warrant Agreement shall be construed and enforced under the laws of the State of Tennessee applicable to contracts to be wholly performed in such State. No amendment or modification hereof shall be effective except in a writing executed by each of the parties hereto.

         18. COUNTERPARTS. This Warrant Agreement may be executed in any number of counterparts and be different parties to this Warrant Agreement in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Warrant Agreement.

         19. CONSENT TO JURISDICTION; EXCLUSIVE VENUE. The Company hereby irrevocably consents to the jurisdiction of the United States District Court for the Middle District of Tennessee and of all Tennessee state courts sitting in Davidson County, Tennessee, for the purpose of any litigation to which Holder may be a party and which concerns this Warrant Agreement. It is further agreed that venue for any such action shall lie exclusively with courts sitting in Davidson County, Tennessee, unless Holder agrees to the contrary in writing.

         20. WAIVER OF TRIAL BY JURY. HOLDER AND THE COMPANY HEREBY KNOWINGLY AND VOLUNTARILY WITH THE BENEFIT OF COUNSEL WAIVE TRIAL BY JURY IN ANY ACTIONS, PROCEEDINGS, CLAIMS OR COUNTER-CLAIMS, WHETHER IN CONTRACT OR TORT OR OTHERWISE, AT LAW OR IN EQUITY, ARISING OUT OF OR IN ANY WAY RELATING TO THIS WARRANT AGREEMENT.

         21. EQUITY PARTICIPATION. This Warrant Agreement is issued in connection with the Loan Agreement. It is intended that this Warrant Agreement constitute an equity participation under and pursuant to T.C.A. 47-24-101, ET SEQ. and that equity participation be permitted under said statutes and not constitute interest on the Note. If under any circumstances whatsoever, fulfillment of any obligation of this Warrant Agreement, the Loan Agreement, or any other agreement or document executed in connection with the Loan Agreement, shall violate the lawful limit of any applicable usury statute or any other applicable law with regard to obligations of like character and amount, then the obligation to be fulfilled shall be reduced to such lawful limit, such that in no event shall there occur, under this Warrant Agreement, the Loan Agreement, or any other document or instrument executed in connection with the Loan Agreement, any violation of such lawful limit, but such obligation shall be fulfilled to the lawful limit. If any sum is collected in excess of the lawful limit, such excess shall be applied to reduce the principal amount of the Note.

         IN WITNESS WHEREOF, the parties hereto have set their hands as of the date first above written.

                                    COMPANY:

                                    IMTEK OFFICE SOLUTIONS, INC.,
                                    a Delaware corporation


                                    By:
                                       ------------------------------
                                    Title:
                                          ---------------------------

                                    HOLDER:

                                    SIRROM CAPITAL CORPORATION,
                                    a Tennessee corporation


                                    By:
                                       ------------------------------
                                    Title:
                                          ---------------------------


         IN WITNESS WHEREOF, the parties hereto have executed or caused this Warrant Agreement to be executed as of the date first above written for the purpose of agreeing to the terms and conditions of Section 12 hereof.

                                    MANAGEMENT SHAREHOLDERS:


                                     /s/  Edwin C. Hirsch
                                    -----------------------------
                                          Edwin C. Hirsch

                                    /s/   Michael L. Lowe
                                    -----------------------------
                                          Michael L. Lowe

                                    /s/   Robert J. Brown
                                    -----------------------------
                                          Robert J. Brown

                                    /s/   Brad C. Thompson
                                    -----------------------------
                                          Brad C. Thompson

                                    /s/   Andrew J. Walter
                                    -----------------------------
                                          Andrew J. Walter

                                    /s/   Robert W. Hoover
                                    -----------------------------
                                          Robert W. Hoover